Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114

(316) 283-6500

PARK AEROSPACE CORP. REPORTS FOURTH QUARTER

AND FISCAL YEAR RESULTS

Newton, Kansas, Thursday, May 12, 2022…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2022 fiscal year fourth quarter and year ended February 27, 2022. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, costs relating to the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/9mg76pan at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales from continuing operations of $12,502,000 for the 2022 fiscal year fourth quarter ended February 27, 2022 compared to $14,441,000 for the 2021 fiscal year fourth quarter ended February 28, 2021 and $13,864,000 for the 2022 fiscal year third quarter ended August 29, 2021. Park’s net sales from continuing operations for the fiscal year ended February 27, 2022 were $53,578,000 compared to $46,276,000 for the fiscal year ended February 28, 2021. Net earnings from continuing operations for the 2022 fiscal year fourth quarter were $1,956,000 compared to $1,032,000 for the 2021 fiscal year fourth quarter and $1,741,000 for the 2022 fiscal year third quarter. Net earnings from continuing operations were $8,464,000 for the current year compared to $5,192,000 for last fiscal year.

Net earnings from continuing operations before special items for the 2022 fiscal year fourth quarter were $2,018,000 compared to $2,335,000 for the 2021 fiscal year fourth quarter and $1,754,000 for the 2022 fiscal year third quarter. Net earnings from continuing operations before special items for the fiscal year ended February 27, 2022 were $8,723,000 compared to $6,495,000 for last fiscal year.

Adjusted EBITDA from continuing operations for the 2022 fiscal year fourth quarter was $3,083,000 compared to $3,257,000 for the 2021 fiscal year fourth quarter and $2,670,000 for the 2022 fiscal year third quarter. Adjusted EBITDA from continuing operations for the 2022 fiscal year was $13,089,000 compared to $8,419,000 for the prior fiscal year.

The Company recorded pretax restructuring charges of $62,000 in the 2022 fiscal year fourth quarter and $13,000 in the 2022 fiscal year third quarter, primarily for the costs in connection with exiting the Park Aerospace Technologies Asia Pte. Ltd. idle facility in Singapore. In the 2021 fiscal year fourth quarter, the Company recorded a pretax restructuring charge of $1,570,000 primarily for the impairment of assets at its Park Aerospace Technologies Asia Pte. Ltd facility in Singapore.

Park reported basic and diluted earnings per share from continuing operations of $0.10 for the 2022 fiscal year fourth quarter compared to basic and diluted earnings per share from continuing operations of $0.05 for the 2021 fiscal year fourth quarter and basic earnings per share from continuing operations of $0.09 and diluted earnings per share from continuing operations of $0.08 for the 2022 fiscal year third quarter. Basic and diluted earnings per share from continuing operations before special items were $0.10 for the 2022 fiscal fourth quarter compared to $0.11 for the 2021 fiscal year fourth quarter and $0.09 for the 2022 fiscal year third quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.41 for the 2022 fiscal year compared to $0.25 for the 2021 fiscal year. Basic earnings per share from continuing operations before special items were $0.43 and diluted earnings per share from continuing operations before special items were $0.42 for the 2022 fiscal year compared to basic and diluted earnings per share from continuing operations before special items of $0.32 for the 2021 fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 799-7117 in the United States and Canada, and (213) 217-9330 in other countries. The required passcode for attendance by phone is 2749196.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, May 18, 2022. The conference call replay will be available at https://edge.media-server.com/mmc/p/9mg76pan and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 2749196.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at

https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s ongoing, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 27, 2022	February 28, 2021	November 28, 2021	February 27, 2022	February 28, 2021
Sales	$12,502	$14,441	$13,864	$53,578	$46,276

Net Earnings before Special Items[1]	$2,018	$2,335	$1,754	$8,723	$6,495
Special Items, Net of Tax:
Restructuring Charges	(62)	(1,303)	(13)	(259)	(1,303)
Net Earnings from Continuing Operations	$1,956	$1,032	$1,741	$8,464	$5,192

Loss from Discontinued Operations, Net of Tax	$-	$-	$-	$-	$(328)

Net Earnings	$1,956	$1,032	$1,741	$8,464	$4,864

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.11	$0.09	$0.43	$0.32
Special Items:
Restructuring Charges	-	(0.06)	-	(0.02)	(0.07)
Basic Earnings per Share from Continuing Operations	$0.10	$0.05	$0.09	$0.41	$0.25

Basic Loss per Share from Discontinued Operations	-	-	-	-	(0.01)

Basic Earnings per Share	$0.10	$0.05	$0.09	$0.41	$0.24

Diluted Earnings before Special Items[1]	$0.10	$0.11	$0.09	$0.42	$0.32
Special Items:
Restructuring Charges	-	(0.06)	(0.01)	(0.01)	(0.07)
Diluted Earnings per Share from Continuing Operations	$0.10	$0.05	$0.08	$0.41	$0.25

Diluted Loss per Share from Discontinued Operations	-	-	-	-	(0.01)

Diluted Earnings per Share	$0.10	$0.05	$0.08	$0.41	$0.24

Weighted Average Shares Outstanding:
Basic	20,458	20,382	20,450	20,422	20,387
Diluted	20,508	20,587	20,503	20,551	20,478

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	February 27, 2022	February 28, 2021
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$110,361	$116,542
Accounts Receivable, Net	8,339	7,633
Inventories	4,657	4,794
Prepaid Expenses and Other Current Assets	3,082	3,372
Total Current Assets	126,439	132,341

Fixed Assets, Net	24,333	21,130
Operating Right-of-use Assets	203	103
Other Assets	9,912	9,938
Total Assets	$160,887	$163,512

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,534	$3,300
Accrued Liabilities	1,494	1,708
Operating Lease Liability	53	33
Income Taxes Payable	2,211	2,952
Total Current Liabilities	6,292	7,993

Long-term Operating Lease Liability	174	86
Non-current Income Taxes Payable	12,621	14,303
Deferred Income Taxes	1,671	778
Other Liabilities	4,497	4,411
Total Liabilities	25,255	27,571

Shareholders’ Equity	135,632	135,941

Total Liabilities and Shareholders' Equity	$160,887	$163,512

Additional information
Equity per Share	$6.63	$6.67

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 27, 2022	February 28, 2021	November 28, 2021	February 27, 2022	February 28, 2021

Net Sales	$12,502	$14,441	$13,864	$53,578	$46,276

Cost of Sales	8,304	10,115	10,028	35,661	33,085

Gross Profit	4,198	4,326	3,836	17,917	13,191
% of net sales	33.6%	30.0%	27.7%	33.4%	28.5%

Selling, General & Administrative Expenses	1,520	1,395	1,593	6,249	6,113
% of net sales	12.2%	9.7%	11.5%	11.7%	13.2%

Restructuring Charges	62	1,570	13	259	1,570

Earnings from Continuing Operations	2,616	1,361	2,230	11,409	5,508

Interest and Other Income:
Interest Income	89	207	80	375	1,777

Earnings from Continuing Operations before Income Taxes	2,705	1,568	2,310	11,784	7,285

Income Tax Provision	749	536	569	3,320	2,093

Net Earnings from Continuing Operations	1,956	1,032	1,741	8,464	5,192
% of net sales	15.6%	7.1%	12.6%	15.8%	11.2%

Loss from Discontinued Operations, Net of Tax	-	-	-	-	(328)

Net Earnings	$1,956	$1,032	$1,741	$8,464	$4,864
% of net sales	15.6%	7.1%	12.6%	15.8%	10.5%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended February 27, 2022			13 Weeks Ended February 28, 2021			13 Weeks Ended November 28, 2021
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charges	62	(62)	-	1,570	(1,570)	-	13	(13)	-
% of net sales	0.5%		0.0%	10.9%		0.0%	0.1%		0.0%

Earnings from Continuing Operations	2,616	62	2,678	1,361	1,570	2,931	2,230	13	2,243
% of net sales	20.9%		21.4%	9.4%		20.3%	16.1%		16.2%

Interest Income	89	-	89	207	-	207	80	-	80
% of net sales	0.7%		0.7%	1.4%		1.4%	0.6%		0.6%

Earnings from Continuing Operations before Income Taxes	2,705	62	2,767	1,568	1,570	3,138	2,310	13	2,323
% of net sales	21.6%		22.1%	10.9%		21.7%	16.7%		16.8%

Income Tax Provision	749	-	749	536	267	803	569	-	569
Effective Tax Rate	27.7%		27.1%	34.2%		25.6%	24.6%		24.5%

Net Earnings from Continuing Operations	1,956	62	2,018	1,032	1,303	2,335	1,741	13	1,754
% of net sales	15.6%		16.1%	7.1%		16.2%	12.6%		12.7%

Loss from Discontinued Operations	-		-	-		-	-	-	-
% of net sales	0.0%		0.0%	0.0%		0.0%	0.0%		0.0%

Net Earnings	1,956	62	2,018	1,032	1,303	2,335	1,741	13	1,754
% of net sales	15.6%		16.1%	7.1%		16.2%	12.6%		12.7%

Net Earnings			2,018			2,335			1,754
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			-			-
Income Tax Provision			749			803			569
Interest Income			(89)			(207)			(80)
Depreciation			331			277			354
Stock Option Expense			74			49			73
Adjusted EBITDA from Continuing Operations			3,083			3,257			2,670

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	52 Weeks Ended February 27, 2022			52 Weeks Ended February 28, 2021
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Restructuring Charge	259	(259)	-	1,570	(1,570)	-
% of net sales	0.5%		0.0%	3.4%		0.0%

Earnings from Continuing Operations	11,409	259	11,668	5,508	1,570	7,078
% of net sales	21.3%		21.8%	11.9%		15.3%

Interest Income	375		375	1,777	-	1,777
% of net sales	0.7%		0.7%	3.8%		3.8%

Earnings from Continuing Operations before Income Taxes	11,784	259	12,043	7,285	1,570	8,855
% of net sales	22.0%		22.5%	15.7%		19.1%

Income Tax Provision	3,320	-	3,320	2,093	267	2,360
Effective Tax Rate	28.2%		27.6%	28.7%		26.7%

Net Earnings from Continuing Operations	8,464	259	8,723	5,192	1,303	6,495
% of net sales	15.8%		16.3%	11.2%		14.0%

Loss from Discontinued Operations	-	-	-	(328)	-	(328)
% of net sales	0.0%		0.0%	-0.7%		-0.7%

Net Earnings	8,464	259	8,723	4,864	1,303	6,167
% of net sales	15.8%		16.3%	10.5%		13.3%

Net Earnings			8,723			6,167
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			328
Income Tax Provision			3,320			2,360
Interest Income			(375)			(1,777)
Depreciation			1,136			1,150
Stock Option Expense			285			191
Adjusted EBITDA from Continuing Operations			13,089			8,419